UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2016

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2016, MagneGas Corporation (the “Company”) entered into a “MagneGas Systems Purchase Agreement” (the “Purchase Agreement”) with Talon Ventures & Consulting GMBH, a company constituted under the laws of Germany (“Talon”) to manufacturer and deliver: (1) a 300KW stationary Gasification system; 2) a 100KW mobile Sterilization system; 3) 250 cylinders full of MagneGas2®; and 4) 50 MagneGas regulators in exchange for progress payments totaling $2.625 million dollars to be made over the course of the manufacturing and delivery of the various systems. Under the terms of the Purchase Agreement, the Company received a non-refundable deposit of $25,000 on October 7, 2016 as part of the original Letter of Intent (the “LOI”), which was signed on August 28, 2016.

Also, on December 30, 2016, the Company entered into a “Distribution and License Agreement” (the “Distribution Agreement”) with Talon. Under the terms of the Distribution Agreement, Talon will own and operate a 300kw stationary Gasification system to distribute MagneGas2® fuel, a patented product of the Company, for the metal cutting market as a replacement to acetylene. Talon will have exclusive distribution rights to distribute MagneGas2® fuel in Germany, with non-exclusive distribution rights commencing after two (2) years from the date of delivery of the Gasification system in the United States, Australia, Italy, Kazakhstan, China and India. In exchange, the Company will receive royalty payments of two cents ($0.02) per cubic foot of MagneGas2® fuel sold by Talon.

On October 7, 2016, the Company announced that they finalized a LOI with Talon to expand into Germany through a $2.65 million dollar stationary Gasification system sale that included exclusive distribution rights in Germany, with an option to purchase distribution rights in additional countries. The LOI has been replaced by the Purchase Agreement and Distribution Agreement.

The first payment of $1,350,000, representing 50% of the combined purchase price of the MagneGas systems plus the full price of the cylinders and regulators, less the initial deposit, is to be due to the Company within 90 days following the execution of the Purchase Agreement. An additional $637,500 shall be paid to the Company within 15 business days of Talon’s receipt of written notice from the Company certifying that construction of the MagneGas systems is 75% complete. A third installment of $382,500 shall be due upon final completion of the MagneGas systems and Talon’s accepting delivery thereof at the factory. A final installment of $255,000 shall be due upon delivery and installation, but in no event later than 20 business days after delivery.

The above descriptions of the Purchase Agreement and the Distribution Agreement are intended as a summary only and are qualified in their entirety by the terms and conditions set forth therein. For further information regarding the terms and conditions of the Purchase Agreement and the Distribution Agreement”, this reference is made to such agreements, which are filed hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by this reference.

Item 8.01 Other Events.

On January 5, 2017, the Company issued a press release with regard to the Purchase Agreement and Distribution Agreement. The press release is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	MagneGas Systems Purchase Agreement, dated December 30, 2016.

Exhibit 10.2	Distribution and License Agreement, dated December 30, 2016

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: January 5, 2017	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer